Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2026, relating to the financial statements, which appears in Aclarion, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

/s/ Haynie

Haynie

Salt Lake City, Utah

July 9, 2026